FOR IMMEDIATE RELEASE

Contact:          For Sento                          For mBlox Inc.
                  Julie Blake                        Peter Kojalo
                  Emerge PR                          Abelson Group
                  (617) 729-3174                     (617) 304-4081
                  jblake@emergepr.com                peter@abelsongroup.com

        Sento Corporation Selected to Provide Multi-Channel, Multilingual
                            End User Support to mBlox

        Sento's Outsourced End User Support Service will Enable mBlox to
      Provide a High Level of Support While Lowering Costs and Increasing
                                Geographic Reach

Salt Lake City, Utah - January 11, 2006 - Sento Corporation (Nasdaq: SNTO), a right- channeling solutions leader, announced today that mBlox, the world's largest mobile transaction network, has chosen Sento to provide scalable, outsourced multilingual support service for end user inquiries. The deal will allow mBlox to continue its international growth while also reducing support costs without compromising workflow processes or the degree of professional service it offers throughout all of its operations. mBlox will continue to service its business clientele with in-house engineers.

Eliminating mobile business complexity is a cornerstone of mBlox's business. mBlox needed a partner with technically-skilled, multilingual agents that would enable it to maintain a high standard of service for its end user support, as it continued to grow internationally.

"We needed a partner who could manage the end user support services piece of our business while we focused on continuing to grow domestically and internationally, and implementing mechanisms to improve efficiency for our clients worldwide," said Natalie Diggins, vice president of global operations for mBlox. "We selected Sento as our end user support service partner because we trust them to handle inquiries from end users and provide them with the same high level of service they would expect to get from mBlox directly."

Using Sento's multilingual end user support services across multiple contact mechanisms, mBlox will be able to ensure that when users need service, they are being assisted by highly-trained, multilingual agents who are very efficient at addressing their specific needs.

"We are pleased to be helping mBlox with both its expansion and its goal of reducing workflow complexity and customer support costs," said Patrick O'Neal, president and chief executive officer for Sento. "The integrity and expertise of our agents will ensure that each support services interaction will be handled efficiently regardless of geographic location or native language."

About Sento Corporation
-----------------------
Sento Corporation (www.sento.com) specializes in Right Channeling(SM), a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through our proprietary Customer Choice Platform(SM), we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including Overstock.com, McAfee, Philips, Thomson, AON Warranty Group, and LensCrafters.

About mBlox Inc.
----------------
mBlox is the world's largest mobile transaction network. Specializing in the commercial and technical complexities of mobile payment and message transmission, mBlox is in the business of connecting companies with customers. The result of this dedicated attention to messaging services is that mBlox delivers comprehensive and dependable SMS transport and financial settlement services. With an international network of offices, mature operator relationships and carrier-grade infrastructure, mBlox powers mobile business. mBlox is headquartered in Sunnyvale, California with EMEA headquarters in London and offices around the world. For further information visit www.mblox.com

Forward Looking Statements

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, goals, hopes or intentions regarding future events. Words such as "expects," "intends," "estimates," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; difficulties encountered in post-acquisition integration and operation of the acquired assets including retaining existing clients of the acquired company; variations in market and economic conditions; the Company's dependence on its limited number of key clients; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of equipment failure and/or emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

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